EXHIBIT 23.3

     [Letterhead of Whitington, McLemore, Land, Davis, White & Givens, P.C.]



TO WHOM IT MAY CONCERN:


We consent to the use of our report dated February 7, 1997, with respect to the combined financial statements as of and for the year ended December 31, 1996, of S.G. Torrey, Atlanta, Ltd. and Affiliates, included by reference in Amendment No. 1 to D.R. Horton, Inc.'s Form S-3, registering debt securities, preferred stock and common stock, filed with the Securities and Exchange Commission.


Yours very truly,

/s/ Brian Land

Whittington, McLemore, Land, Davis, White & Givens, C.P.A.'s, P.C.
Rome, Georgia




June 29, 1998